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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Post-Effective Amendment No. 28 (File No. 33-22884) under the Securities Act of 1933 and Post-Effective Amendment No. 30 (File No. 811-5577) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of The Glenmede Fund, Inc. of our reports for The Glenmede Fund, Inc. and The Glenmede Portfolios dated December 11, 1998 on our audits of the financial statements and financial highlights for The Glenmede Fund, Inc. and The Glenmede Portfolios, as of October 31, 1998 and for the respective periods then ended, which reports are included in the Annual Report to Shareholders.

         We also consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania

February 25, 1999